EXHIBIT 10.16

CONFIDENTIAL
EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this "Agreement") is made this 31st day of December, 2014, by and between Pioneer Hi-Bred International, Inc., an Iowa corporation ("Seller"), and S&W Seed Company, a Nevada corporation ("Buyer"). Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in that certain Asset Purchase and Sale Agreement dated as of December 19, 2014 by and between Seller and Buyer (the "APSA").

WHEREAS, pursuant to the APSA, at the Closing, Seller shall sell, assign, transfer and convey and/or shall cause its applicable Affiliates to sell, assign, transfer and convey, to Buyer and/or its applicable Affiliates, and Buyer shall purchase and accept, and/or shall cause its applicable Affiliates to purchase and accept, from Seller and/or its applicable Affiliates, free and clear of all Encumbrances (other than Permitted Encumbrances) all of Seller's and/or its applicable Affiliates' right, title and interest existing at the Closing (wherever located) in and to the Purchased Assets; and

WHEREAS, this Agreement is being executed and delivered by the parties pursuant to Section 5.1 of the APSA.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

  On the terms and subject to the conditions of the APSA, Seller hereby sells, assigns, transfers and conveys to Buyer all of Seller's right, title and interest in and to the Purchased Assets (other than (a) the Transferred Know-How, which shall be the subject of the Know-How Transfer Agreement, (b) the Transferred Patents, which shall be the subject of the Patent Assignment, (c) the Arlington Plant Site, which shall be the subject of the Warranty Deed (Arlington), (d) the Nampa Plant Site, which shall be the subject of the Warranty Deed (Nampa) and (e) the Transferred PVPs, which shall be the subject of the PVP Assignments) free and clear of Encumbrances (other than Permitted Encumbrances).

  On the terms and subject to the conditions of the APSA, Buyer hereby purchases and accepts from Seller all of Seller's right, title and interest in and to the Purchased Assets (other than (a) the Transferred Know-How, which shall be the subject of the Know-How Transfer Agreement, (b) the Transferred Patents, which shall be the subject of the Patent Assignment, (c) the Arlington Plant Site, which shall be the subject of the Warranty Deed (Arlington), (d) the Nampa Plant Site, which shall be the subject of the Warranty Deed (Nampa) and (e) the Transferred PVPs, which shall be the subject of the PVP Assignments) free and clear of Encumbrances (other than Permitted Encumbrances), and Buyer hereby assumes and agrees to pay, perform and discharge promptly and fully when due, all of the Assumed Liabilities.

  This Agreement is an instrument of transfer and conveyance contemplated by, and is executed and delivered pursuant and subject to the terms and conditions of, the APSA.

  Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter or impair, enhance or enlarge any right, obligation, claim or remedy created by the APSA. Seller makes no, and Buyer acknowledges and agrees that it is not relying on any, representation or warranty (express or implied) of any kind (including as to accuracy or completeness) other than the representations and warranties expressly made by Seller in Article 3 of the APSA. In the event of a conflict between any provision of the APSA and any provision of this Agreement, the provision contained in the APSA shall control.

  This Agreement is being executed by Seller and Buyer and shall be binding upon each of Seller and Buyer, and their respective successors and assigns, for the uses and purposes set forth herein, and shall be effective as of the date first above written.

  Any dispute arising out of or relating to this Agreement shall be resolved in accordance with Section 10.3 of the APSA. This Agreement shall be governed by the substantive laws of the State of Delaware, without regard to its conflicts of laws principles, and, except as otherwise provided in Section 10.3 of the APSA, the State and Federal courts in the City of Wilmington, Delaware shall have exclusive jurisdiction over any Proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement. The parties do hereby irrevocably (a) submit themselves to the personal jurisdiction of such courts, (b) agree to service of such courts' process upon them with respect to any such Proceeding, (c) waive any objection to venue laid therein and (d) consent to service of process by registered mail, return receipt requested in accordance with and at the address set forth in Section 10.2 of the APSA (as such address may be updated from time to time in accordance with the terms of Section 10.2 of the APSA). This Agreement shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods. The parties acknowledge and agree that the foregoing choice of law and forum provisions are the product of an arm's-length negotiation between the parties. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT ALLOWED UNDER LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT

  This Agreement may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

  This Agreement, together with the APSA and the other Transaction Documents, sets forth the entire understanding of Seller and Buyer with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements or understandings among the parties hereto regarding those matters.

  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

  Buyer and Seller agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Agreement as of the date first above written.

SELLER:
PIONEER HI-BRED INTERNATIONAL, INC.

By:	_________________________________________
Name:	_________________________________________
Title:	_________________________________________

BUYER:
S&W SEED COMPANY

By:	_________________________________________
Name:	_________________________________________
Title:	_________________________________________

[Signature Page to Assignment and Assumption Agreement]